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                                                                  EXHIBIT 10.44


                                     FORM OF
                               INDEMNITY AGREEMENT


        This Agreement is dated as of << Effective_Date >>, between Western Wireless Corporation, a Washington corporation (the "Corporation"), and
<< FirstName >> << LastName >> ("Indemnitee").


                               W I T N E S S E T H

        WHEREAS, it is essential to the Corporation to retain and attract as directors, officers and key members of management the most capable persons available;

        WHEREAS, the Corporation's Articles of Incorporation (the "Articles") limit the liability of members of its board of directors and the Corporation's Bylaws (the "Bylaws") provide for indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act");

        WHEREAS, the Act is not exclusive in the rights provided, and it contemplates that agreements may be entered into between the Corporation and the members of its board of directors, as well as its officers, employees and/or agents, with respect to indemnification of such directors, officers, employees and/or agents;

        WHEREAS, the Corporation and Indemnitee recognize the substantial increase in corporate litigation subjecting officers and directors to expensive litigation risks;

        WHEREAS, the Corporation believes that there can be no assurance that directors' and officers' insurance will be available to the Corporation and Indemnitee, and believes that it is possible that the cost of such insurance, if obtainable, may not be acceptable to the Corporation;

        WHEREAS, Indemnitee is unwilling to serve, or continue to serve the Corporation as a director, officer or member of senior management without indemnification;

        WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors so as to provide them with the maximum protection permitted by law; and

        WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to serve or to continue to serve as a director, officer or member of senior management of the Corporation.

        NOW, THEREFORE, in consideration of the Indemnitee's continued services to the Corporation, and notwithstanding the limitations in 23B.08.510 through 23B.08.550 of the Act, the Corporation and Indemnitee hereby agree as follows:

1. Agreement to Serve

        Indemnitee agrees to serve or continue to serve as a director, officer or member of senior management of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she tenders his or her resignation in writing.

2. Definitions

        As used in this Agreement:

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        (a) The term "Proceeding" shall include any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, alternative dispute resolution mechanism or proceeding, whether brought by or in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee is or was a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, or, if the case should be, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, or, if the case should be, officer, employee, agent or fiduciary, of another corporation, partnership, joint venture, trust or other enterprise.

        (b) The term "Expenses" shall include, without limitation, any and all expenses, costs and obligations incurred in connection with investigating, defending, being a witness to or participating in (including any appeals) or preparing to defend, to be a witness in or to participate in, any Proceeding, amounts paid in settlement by or on behalf of Indemnitee, judgments, fines or penalties against Indemnitee, attorneys' fees and disbursements, and any expenses of establishing a right to indemnification under Section 7 below, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

        (c) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

        (d) For purposes of this Agreement, references to the "Corporation" shall include, in addition to Western Wireless Corporation, its wholly owned subsidiaries and controlled subsidiaries and any corporation resulting from, and, any constituent corporation (including any constituent of a constituent) absorbed in, a consolidation or merger to which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries so that if Indemnitee is or was a director, or, if the case should be, officer, employee, agent or fiduciary of such corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation as if its separate existence had continued.

3. Indemnity in Third-Party Proceedings

        (a) The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

        (b) The termination of any such Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best


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interests of the Corporation and, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.



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4. Indemnity in Corporation Proceedings

        The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding by or in the right of the Corporation to procure a judgment in its favor, but only if Indemnitee acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of his duty to the Corporation and its shareholders, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.

5. Indemnification of Expenses of Successful Party

        Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6. Advancement of Expenses

        (a) At the written request of Indemnitee, the Expenses incurred by Indemnitee in any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Expense advances may be paid directly to the vendor, at the election of Indemnitee and, whether paid directly to the vendor or reimbursed to the Indemnitee, payment of Expenses shall be made no later than 20 days after such written request of Indemnitee is received by the Corporation. Payment by the Corporation of Expenses on behalf of the Indemnitee shall create a presumption that such Expenses are reasonable.

        (b) At the request of the Corporation, Indemnitee shall undertake in writing to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification. Any written undertaking by the Indemnitee to repay any advances of Expenses hereunder shall be unsecured and no interest shall be charged thereon.

        (c) If the Corporation makes an advance of Expenses pursuant to this
Section 6, the Corporation shall be subrogated to every right of recovery Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

        (d) To the extent deemed appropriate be the authority making such determination pursuant to Section 7(a) of this Agreement, interest shall be paid by the Corporation to the Indemnitee, at a reasonable interest rate, for amounts actually and reasonably incurred by the Indemnitee for Expenses, provided that the Indemnitee is otherwise indemnified by the Corporation under this Agreement for the principal amount paid therefor.

7. Procedure for Indemnification

        (a) Any indemnification under Sections 3 or 4, or advance under Section 6, shall be paid by the Corporation as soon as practicable but in any event no later than 30 days after receipt of the written request of Indemnitee, provided Indemnitee has met the relevant standards for indemnification set forth in Sections 3 or 4, as the case may be, as determined either by (i) the Board of Directors by a majority vote


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of a quorum consisting of directors who were not parties to the Proceeding in respect of which indemnification is being sought, or a committee of directors who were not parties to such Proceeding even though less than a quorum, or (ii) independent legal counsel in a written opinion (which counsel shall be appointed by a quorum of the Board of Directors), or (iii) the shareholders of the Corporation.

        (b) The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel or shareholders) to have made a determination prior to the commencement of such action that Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, or independent legal counsel or shareholders) that Indemnitee has not met such standard, shall be a defense to the action nor create a presumption that Indemnitee has not met the applicable standard of conduct. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be indemnified for all Expenses reasonably incurred by Indemnitee with respect to such action (including without limitation attorneys' fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled to receive payment of advancement of Expenses hereunder with respect to such action.

        (c) With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as provided below, the Corporation may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding and retention of such counsel, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than as provided below. Indemnitee shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding and retention of such counsel shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of a Proceeding, or
(iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, or shall not have continued to retain such counsel, in each of which cases the fees and expenses of Indemnitee's counsel shall be advanced by the Corporation. Notwithstanding the foregoing, the Corporation shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Corporation.

        (d) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent.

        (e) If, at the time of the receipt of a notice of a claim by Indemnitee, the Corporation has policies of D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such proceedings to the insurers in accordance with the procedures set forth in such policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.


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8. Limitations on Indemnification

        No payment pursuant to this Agreement shall be made by the Corporation:

        (a) To indemnify or advance funds to Indemnitee for Expenses with respect to proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right of indemnification under this Agreement, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

        (b) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for which payment is actually made to Indemnitee under valid and collectible D&O Insurance maintained by the Corporation, except in respect of any excess beyond the amount of payment under such insurance;

        (c) To indemnify Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sales by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

        (d) To indemnify Indemnitee for any Expenses, judgments, fines or penalties resulting from Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

        (e) If a court of competent jurisdiction finally determines that such payment hereunder is unlawful.

9. Indemnification Not Exclusive

        The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles or the Bylaws of the Corporation, any agreement, any vote of shareholders or disinterested directors, the Act, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided by this Agreement shall continue as to Indemnitee even though he may have ceased to be a director, or, if the case should be, officer, employee, agent or fiduciary, of the Corporation, or ceased serving at the request of the Corporation as a director, or, if the case should be, officer, employee, agent or fiduciary, of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

10. Partial Indemnification

        If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion but not the total amount of the Expenses actually and reasonably incurred by him in any Proceeding, the Corporation shall indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

11. Contribution

        (a) In the event the indemnity provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, shall


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contribute to the amount actually and reasonably incurred by the Indemnitee for
Expenses of a Proceeding in such proportion as deemed fair and reasonable in light of all of the circumstances of such Proceeding by the appropriate authority pursuant to Section 7 hereof, or by the court before which such action was brought, in order to reflect (i) the relative benefits received by the Corporation and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Corporation (and its other directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

        (b) The Indemnitee shall not be entitled to contribution from the Corporation under this Section 11 in the event it is determined pursuant to
Section 7 hereof, or by the court before which the Proceeding was brought, that with respect to the event(s) and/or transaction(s) giving rise to such Proceeding the Indemnitee engaged in conduct that was willful misconduct, knowingly fraudulent or deliberately dishonest.

        (c) The Indemnitee's right to contribution under this Section 11 shall be determined in accordance with, pursuant to and in the same manner as, the provisions of Section 7 hereof relating to the Indemnitee's right to indemnification under this Agreement.

12. Witness Expenses

        This Agreement shall not in any way limit or affect the Company's power to pay (in advance or otherwise) or reimburse expenses reasonably incurred by the Indemnitee in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

13. Maintenance of Liability Insurance

        (a) The Corporation hereby covenants and agrees that, as long as Indemnitee continues to serve as a director, or, if the case should be, officer, employee, agent or fiduciary, of the Corporation, or is serving at the request of the Corporation as a director, or, if the case should be, officer, employee, agent or fiduciary, of another corporation, partnership, joint venture, trust or other enterprise of the Corporation and thereafter as long as Indemnitee may be subject to any Proceeding, the Corporation, subject to subsection (c), shall maintain in full force and effect D&O Insurance in reasonable amounts from established and reputable insurers.

        (b) In all D&O Insurance policies, Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation's directors, officers, key employees, agents or fiduciaries.

        (c) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain the D&O Insurance if the Corporation determined in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

14. Limitation of Action and Release of Claims

        No action shall be brought and no cause of action shall be asserted by or in the right of the Company in order to procure a judgement in its favor against the Indemnitee, his spouse, heirs, executors or administrators after expiration of two years (or otherwise applicable statute of limitations, whichever is


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shorter) from the date the Indemnitee ceases, for any reason whatsoever, to serve as a director, officer or member of senior management of the Corporation and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the filing of an appropriate action within such two-year period. The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the Corporation.

15. Severability

        Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided for in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

16. Notice

        Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement. All requests, demands and other communications under this Agreement shall be in writing and delivered to the appropriate party. Notice, requests, demands and correspondence to the Corporation shall be directed to Western Wireless Corporation, 3650 131st Avenue SE, Suite 400, Bellevue, Washington 98006, Attention: General Counsel (or such other address as the Corporation shall designate in writing to Indemnitee). Notice to the Indemnitee shall be directed to him at Western Wireless Corporation, 3650 131st Avenue SE, Suite 400, Bellevue, Washington 98006 (or such other address as Indemnitee shall designate in writing to the Corporation). Receipt of a notice, request, demand and correspondence shall be deemed effective three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

17. Counterparts

        This Agreement may be executed in any number of counterparts, all of which shall be deemed to constitute one and the same instrument.

18. Applicable Law

        (a) The Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Washington without regard to its conflicts of laws principles.

        (b) Notwithstanding any other provisions of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation's Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Washington corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such changes shall be deemed to be within the purview of Indemnitee's


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rights and the Corporation's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Washington corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

19. Successors and Assigns

        This Agreement shall be binding upon the Corporation and its successors and assigns. The Corporation shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Corporation or of any other enterprise at the Corporation's request.

20. Amendments

        No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification rights afforded to Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation or by other agreements.

21. Waivers

        No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

22. Integration of Entire Agreement

        This Agreement sets forth the entire understanding between the parties hereto and supercedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties.

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.



                                            Western Wireless Corporation

                                            By:
                                               -------------------------------
                                               John W. Stanton
                                               Chairman
                                               Chief Executive Officer


                                            INDEMNITEE

                                            -----------------------------------
                                            << FirstName >>      << LastName >>